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                                                           EXHIBIT NO. EX-99.G.2


                      DFA INVESTMENT DIMENSIONS GROUP INC.

                               CUSTODIAN AGREEMENT
                              ADDENDUM NUMBER FOUR

         THIS ADDENDUM is made as of the 27th day of July, 2000, by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), and PFPC TRUST COMPANY, formerly known as "Provident National Bank" ("PFPC TRUST").

                              W I T N E S S E T H:

         WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

         WHEREAS, the Fund has retained PFPC Trust to provide certain custodian services pursuant to a Custodian Agreement dated June 19, 1989, as amended (the "Agreement"), which, as of the date hereof, remains in full force and effect; and

         WHEREAS, Paragraph 1 of the Agreement provides that the Fund may from time to time issue additional portfolios and, in such event, the provisions of the Agreement shall apply to such portfolios as may be mutual agreed to by the Fund and PFPC Trust; and

         WHEREAS, PFPC presently provides custodian services to RWB/DFA International High Book to Market Portfolio, which shall be renamed AAM/DFA International High Book to Market Portfolio, and which is listed on Schedule A, attached hereto; and

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree:

         1. The Agreement is amended to provide that those portfolios set forth on "Schedule A, Portfolios of DFA Investment Dimensions Group Inc. Amended and Restated as of July 27, 2000," which is attached hereto, shall be "Covered Portfolios" under the Agreement.

         2. The fee schedules of PFPC Trust applicable to the Portfolios that are listed on Schedule A shall be as agreed to in writing, from time to time, by the Fund and PFPC Trust.

         3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

         4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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                                                           EXHIBIT NO. EX-99.G.2


IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number Four to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                                            DFA INVESTMENT DIMENSIONS GROUP INC.

                                            By: /s/ Catherine L. Newell
                                                -------------------------
                                                 Catherine L. Newell
                                                 Vice President

                                            PFPC TRUST COMPANY

                                            By: /s/ Joseph Gramlich
                                                -------------------------
                                                 Joseph Gramlich
                                                 Senior Vice President
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                                                           EXHIBIT NO. EX-99.G.2


                                                            AMENDED AND RESTATED
                                                             AS OF JULY 27, 2000

                                   SCHEDULE A

                                  PORTFOLIOS OF
                      DFA INVESTMENT DIMENSIONS GROUP INC.

                        U.S. 6-10 SMALL COMPANY PORTFOLIO
                          U.S. LARGE COMPANY PORTFOLIO
                            U.S. 6-10 VALUE PORTFOLIO
                         U.S. LARGE CAP VALUE PORTFOLIO
                      ENHANCED U.S. LARGE COMPANY PORTFOLIO
                        U.S. 9-10 SMALL COMPANY PORTFOLIO
                            U.S. 4-10 VALUE PORTFOLIO
               AAM/DFA INTERNATIONAL HIGH BOOK TO MARKET PORTFOLIO
                           EMERGING MARKETS PORTFOLIO
                        JAPANESE SMALL COMPANY PORTFOLIO
                     UNITED KINGDOM SMALL COMPANY PORTFOLIO
                       CONTINENTAL SMALL COMPANY PORTFOLIO
                       PACIFIC RIM SMALL COMPANY PORTFOLIO
                       DFA ONE YEAR FIXED INCOME PORTFOLIO
                   DFA TWO-YEAR GLOBAL FIXED INCOME PORTFOLIO
                        EMERGING MARKETS VALUE PORTFOLIO
                      DFA REAL ESTATE SECURITIES PORTFOLIO
                   DFA INTERNATIONAL SMALL CAP VALUE PORTFOLIO
                        LARGE CAP INTERNATIONAL PORTFOLIO
                   DFA FIVE-YEAR GLOBAL FIXED INCOME PORTFOLIO
               DFA INTERMEDIATE GOVERNMENT FIXED INCOME PORTFOLIO
                       DFA FIVE-YEAR GOVERNMENT PORTFOLIO
                            VA SMALL VALUE PORTFOLIO
                            VA LARGE VALUE PORTFOLIO
                        VA INTERNATIONAL VALUE PORTFOLIO
                        VA INTERNATIONAL SMALL PORTFOLIO
                          VA SHORT-TERM FIXED PORTFOLIO
                            VA GLOBAL BOND PORTFOLIO
                      INTERNATIONAL SMALL COMPANY PORTFOLIO
                      EMERGING MARKETS SMALL CAP PORTFOLIO
                      TAX-MANAGED U.S. 5-10 VALUE PORTFOLIO
                  TAX-MANAGED U.S. 6-10 SMALL COMPANY PORTFOLIO
                  TAX-MANAGED DFA INTERNATIONAL VALUE PORTFOLIO
                   TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO
                         LD U.S. LARGE COMPANY PORTFOLIO
                         HD U.S. LARGE COMPANY PORTFOLIO
                       LD U.S. MARKETWIDE VALUE PORTFOLIO
                       HD U.S. MARKETWIDE VALUE PORTFOLIO